UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 _______________________
FORM 8-K
_______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 23, 2016

_______________________
UNIVEST CORPORATION OF PENNSYLVANIA
(Exact name of registrant as specified in its charter)

_______________________

Pennsylvania	0-7617	23-1886144
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
14 North Main Street, Souderton, Pennsylvania 18964
(Address of principal executive office)(Zip Code)
Registrant’s telephone number, including area code (215) 721-2400
Not applicable
(Former name or former address, if changed since last report)

 _______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01	Other Events
On May 23, 2016, Univest Corporation of Pennsylvania (the "Corporation"), parent company of Univest Bank and Trust Co., announced receipt of all required regulatory approvals from the Pennsylvania Department of Banking and Securities (the "PDB") and the Board of Governors of the Federal Reserve System (the "FRB") to complete the proposed merger of Fox Chase Bancorp ("Fox Chase"), parent company of Fox Chase Bank, with and into the Corporation. The merger remains subject to satisfaction or waiver of a number of closing conditions, including the approval of Fox Chase's shareholders at a special meeting to be held on June 14, 2016, and approval of the transaction by the Corporation's shareholders at a special meeting to be held on June 14, 2016. The PDB and the FRB also approved the merger of Fox Chase Bank with and into Univest Bank and Trust Co., which will occur immediately after the merger of Fox Chase and the Corporation.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Univest Corporation of Pennsylvania

By:	/s/ Michael S. Keim
Name:	Michael S. Keim
Title:	Senior Executive Vice President, Chief Financial Officer
Date: May 23, 2016